CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion in this Form 10-KSB/A for the year ended December 31, 1998 and to the incorporation by reference in the previously filed Registration Statements (Nos. 333-61061,
333-84927,  and  333-61037)  of   our  reports  dated  April 15,  1999.




/s/ Arthur  Andersen  LLP
    Arthur  Andersen  LLP
    May 10 2000